SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2006

NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-32007	52-2407114
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

195 Church Street
New Haven, Connecticut 06510
(203)787-1111
(address and telephone number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 8.01	Other Events
SIGNATURES

Item 8.01	Other Events.

On December 13, 2006, the shareholders of Westbank Corporation ("WBKC") approved the Agreement and Plan of Merger (the "Merger Agreement") dated July 18, 2006 by and among NewAlliance Bancshares, Inc. (the "Company"), its wholly owned subsidiary NewAlliance Bank, WBKC and Westbank, WBKC's wholly owned subsidiary. Pursuant to the Merger Agreement, WBKC will merge with and into the Company, and Westbank will merge with and into NewAlliance Bank upon the satisfaction of all conditions to the consummation of the mergers.

As of this date, the parties to the Merger Agreement have received relevant approvals from the Federal Reserve Bank of Boston, the Federal Deposit Insurance Corporation and the Connecticut Commissioner of Banking. Approvals of the Massachusetts Board of Bank Incorporation and the Massachusetts Division of Banks are pending, and the Company is not aware of any reason why those approvals should not be forthcoming in due course.

The Company expects that all conditions will be satisfied and expects to close on the mergers on or about January 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWALLIANCE BANCSHARES, INC.

By: /s/ Merrill B. Blanksteen
Merrill B. Blanksteen
Executive Vice President and Chief Financial Officer

Date: December 13, 2006